FIRST AMENDMENT TO LOAN AGREEMENT
AND GUARANTOR CONSENT AND REAFFIRMATION
THIS FIRST AMENDMENT TO LOAN AGREEMENT AND GUARANTOR CONSENT AND REAFFIRMATION (this "Agreement"), dated as of March 20, 2018, is by and among BUCHANAN MORTGAGE HOLDINGS, LLC, a Delaware limited liability company (together with its successors and assigns, "Lender"), 3032 WILSHIRE INVESTORS LLC, a Colorado limited liability company ("Borrower"), and WILLIAM R. ROTHACKER, an individual ("Guarantor").
R E C I T A L S :
A.    Borrower and Lender are parties to that certain Loan Agreement dated as of March 7, 2016, (as amended hereby and as the same may have been or may be from time to time amended, supplemented and/or restated, the "Loan Agreement") for a loan ("Loan") in the stated maximum principal amount of $8,500,000.00. All initially capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Loan Agreement unless otherwise expressly defined herein.
B.    The Stated Maturity Date occurred on March 7, 2018 (the "Existing Stated Maturity Date").
C.    At Borrower's request, Borrower and Lender are entering into this Amendment which among things, provides for the extension of the Existing Stated Maturity Date on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the warranties, representations and agreements set forth herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and subject to and upon the terms and conditions set forth herein, the parties hereto hereby agree as follows:
1.Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Loan Agreement is amended as follows:
a.    Maturity Date Extension. The Stated Maturity Date is extended from the Existing Stated Maturity Date to September 7, 2018 (the "Extended Stated Maturity Date"). For the avoidance of doubt, Borrower acknowledges that it has no further right or option to extend the Stated Maturity Date beyond the Extended Stated Maturity Date.
b.    Interest Reserve. The Extension Interest Reserve Deposit paid to Lender pursuant to Section 2 of this Amendment shall be deposited into the Interest Reserve and held and disbursed for the payment of the Monthly Interest Payments in accordance with Section 3.1(2) of the Loan Agreement as hereby amended to add a new subsection (c):

"(c) Any funds remaining in the Interest Reserve on the date the Loan is repaid in full (after application of such funds to the payment of all accrued and unpaid interest owing on the Loan through the date of repayment) shall be disbursed as follows: (i) first, 50% to Lender in payment of the Prepayment Premium, if any, and (ii) second, 50% to Borrower, or if no Prepayment Premium is due, the balance to Borrower."
c.    Prepayment. Section 2.3(4) of the Loan Agreement is amended in its entirety as follows:
"2.3(4). Prepayment. Borrower may prepay the Loan, in whole but not in part, upon not less than thirty (30) days' prior written notice to Lender and upon payment of the Prepayment Premium, plus any and all accrued and unpaid interest and any other amounts due and owing under the Loan Documents; provided however, the Prepayment Premium will be waived if the Loan is repaid by a construction loan from Lender. If the Loan is prepaid, in whole (or in whole or in part pursuant to a casualty or condemnation, or pursuant to Section 6.5), each such prepayment shall be made to Lender on the prepayment date specified in the applicable notice to Lender pursuant hereto, and (in every case) together with the accrued and unpaid interest on the principal amount prepaid and upon payment in full, any other amounts due and owing under the Loan Documents. If the Loan is accelerated for any reason other than casualty or condemnation or pursuant to Section 6.5, Borrower shall pay to Lender, in addition to all other amounts outstanding under the Loan Documents, the Prepayment Premium. For the avoidance of doubt, Borrower shall not be required to pay a prepayment premium in connection with any full or partial prepayment of the Loan pursuant to a casualty or condemnation, or pursuant to Section 6.5. Borrower may revoke a prepayment notice or extend the date of prepayment at any time prior to the date of prepayment without prejudice to Borrower's right to deliver a prepayment notice at some later date; provided, that (i) Borrower shall keep Lender reasonably apprised of the status of any refinancing during the period between the delivery of the prepayment notice and the delivery of the revocation notice, and (ii) Borrower shall reimburse Lender, promptly on demand, for any reasonable out-of-pocket costs and expenses incurred by Lender in reliance on the revoked or extended notice, or in connection with the anticipated prepayment of the Loan. Borrower acknowledges that the Prepayment Premium required by this Section constitutes partial compensation to Lender for the cost of reinvesting the Loan proceeds and for the loss of the contracted rate of return on the Loan. Furthermore, Borrower acknowledges that the loss that may be sustained by Lender as a result of such a prepayment by Borrower is not susceptible of precise calculation and the Prepayment Premium represents the good faith effort of Borrower and Lender to compensate Lender for such loss. Borrower confirms that Lender's agreement to make the Loan at the interest rate and on the other terms set forth herein constitutes adequate and valuable consideration, given individual weight by Borrower, for the prepayment provisions set forth in this Section 2.3(4). By initialing this provision where indicated below, Borrower waives any rights it may have under California Civil Code Section 2954.10, or any successor statute, and Borrower confirms that Lender's agreement to make the Loan at the interest rate(s) and on the other terms set forth herein constitutes adequate and valuable consideration, given individual weight by Borrower, for the prepayment provisions set forth in this Section 2.3(4).

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Borrower's Initials"
d.    Amended Defined Terms. The following defined terms set forth in Schedule 1.1 of the Loan Agreement are hereby amended in their entirety as follows:
"Prepayment Premium" means an amount equal to 50% of the funds remaining in the Interest Reserve on the date the Loan is repaid in full and after application of such funds to the payment of all accrued and unpaid interest owing on the Loan through the date of repayment.
"Stated Maturity Date" means September 7, 2018.
2.    Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is expressly conditioned upon the satisfaction of each of the following conditions, as determined by Lender in its sole and absolute discretion:
a.    This Amendment shall have been duly executed and delivered by all of the parties hereto.
b.    Borrower shall have paid to Lender in immediately available funds an extension fee in the amount of $85,000.00 in consideration of Lender's agreement to extend the Stated Maturity Date as herein provided, which extension fee shall upon payment be fully earned by Lender and shall not be refundable for any reason.
c.    Borrower shall have paid to Lender in immediately available funds the sum of $486,719.35 ("Extension Interest Reserve Deposit") for deposit into the Interest Reserve to be held and disbursed in accordance with Section 3.1(2) of the Loan Agreement, as amended by Section 1b hereof.
d.    Lender shall have received evidence from the Title Company that the Property Taxes becoming delinquent on April 10, 2018 have been paid in full or the Title Company is in receipt of funds from Borrower sufficient to pay such Property Taxes concurrent with the closing of this Amendment and issuance of the endorsement(s) to the Title Insurance Policy required under this Section 2.
e.    Lender shall have received the most recent financial statement of Guarantor required under the Guaranty and copies of Guarantor's most recent bank statements and a Compliance Certificate executed by Guarantor, certifying that Guarantor's Tangible Net Worth equals or exceeds Five Million Dollars ($5,000,000.00) and Guarantor's Cash Liquidity Balances equal or exceed Five Hundred Thousand Dollars ($500,000.00).
f.    Lender shall have received and approved certificates of insurance evidencing that the insurance coverage required in Article 4.1 hereof has been obtained in compliance with the requirements of Article 4 hereof and that the premiums therefor have been paid in full through the Extended Stated Maturity Date.
g.    The Title Company shall be irrevocably committed to issue such endorsements to the Title Insurance Policy as required by Lender, including a 110.5e priority endorsement, insuring the first lien priority of the Security Instrument subject only to the exceptions set forth in Schedule

B, Part I of the Title Insurance Policy and Property Taxes not yet due and payable, which endorsement(s) shall be in form and substance acceptable to Lender.
h.    Borrower shall have paid directly to Title Company the cost of the premium(s) for the title endorsement(s) required under subsection g above, all recording fees and any other costs or expenses incurred in connection with the consummation of the transactions contemplated hereby.
i.    Borrower shall pay all costs and expenses incurred by Lender in connection with this Amendment, including Lender's attorneys' fees.
j.    If required by the Title Company as a condition to issuing the endorsement required hereunder, Borrower shall have executed and delivered a memorandum of this Amendment, in recordable form and otherwise in form and substance acceptable to Lender and Title Company, to be recorded in the official records of the county where the Property is located.
3.    Representation and Warranties of Borrower. As a material inducement to Lender's agreement to enter into this Agreement, Borrower represents, warrants, acknowledges and agrees to and for the benefit of Lender that as of the date hereof:
a.    Borrower has full power and authority to enter into and perform its obligations under this Agreement; this Agreement has been duly authorized, executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.
b.    There has been no change in the Borrower's Organizational Chart attached as Schedule 5.1 of the Loan Agreement and Borrower is in compliance with the provisions of Article 9 of the Loan Agreement.
c.    No Potential Default or Event of Default has occurred and is continuing under the Loan Documents.
d.    All of Borrower's representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof with the same effect as if made on the date hereof.
e.    Borrower does not have any defenses to or offsets against the payment of any amounts due to Lender under or in connection with the Loan, or defenses against the performance of any of the obligations of Borrower under the Loan Documents.
f.    There has been no material adverse change in (or newly discovered information that has not been disclosed to Lender in writing, which could adversely impact, the operation, performance or condition (financial, physical or otherwise) of the Property or Borrower between the date of the Loan Documents and the date hereof.
g.    Borrower acknowledges and agrees that the above recitals to this Agreement are true and correct.
4.    Guarantor Consent and Reaffirmation; Warranties and Representations; Warranties and Representations.

a.    Guarantor hereby (a) acknowledges that such Guarantor has read and understands the terms of this Agreement, (b) consents and agrees to the terms and conditions of this Agreement, (c) agrees that all of the terms, conditions, provisions, representations and warranties of Guarantor contained in the Guaranty, Hazardous Materials Indemnity Agreement and any other Loan Document to which Guarantor is a party (collectively, the "Guarantor Documents") are true and correct, remain in full force and effect, and may be enforced against Guarantor in accordance with their terms, (c) agrees that the obligations of Guarantor under the Guarantor Documents will not be diminished in any way due to the agreements of Borrower, Guarantor and Lender under this Agreement or by the extension of the Stated Maturity Date to the Extended Stated Maturity Date and (d)  ratifies and affirms Guarantor's obligations under the Guarantor Documents.
b.    As a material inducement to Lender's agreement to enter into this Agreement, Guarantor represents, warrants, acknowledges and agrees to and for the benefit of Lender that as of the date hereof:
i.    Guarantor has full power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable in accordance with its terms.
ii.    All of Guarantor's representations and warranties set forth in the Guarantor Documents are true and correct in all material respects as of the date hereof with the same effect as if made on the date hereof.
iii.    Guarantor acknowledges and agrees that the above recitals to this Agreement are true and correct.
5.    Further Actions. Borrower and Guarantor agree to take such further actions and execute such further documents as Lender reasonably may request to carry out the intent of this Agreement.
6.    Effect of Agreement. This Agreement constitutes one of the Loan Documents. Except as expressly provided herein, nothing contained in this Agreement shall be deemed or construed (a) to alter or affect any provision, condition or covenant contained in the Loan Agreement or the other Loan Documents or affect or impair any rights, powers or remedies thereunder, it being the intent hereof that the provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect, except as otherwise expressly set forth herein, or (b) be deemed or construed to be an impairment of the lien of the Security Instrument or the other Loan Documents.
7.    Governing Law. This Agreement shall be governed by and construed in accordance with the provisions of Section 14.17 of the Loan Agreement.
8.    Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Guarantor (collectively, the "Loan Parties" and each a "Loan Party"), for themselves and on behalf of each and all of their respective parent companies, subsidiaries, affiliates, successors, assigns, beneficiaries and heirs, and their respective parent companies, subsidiaries, affiliates, successors, assigns, affiliates, beneficiaries and heirs (individually and collectively, together with the Loan Parties referred to in this Section 8 as, "Releasor"), hereby irrevocably and unconditionally agree as follows (the terms and provisions of this Section 8 referred to herein as this "Release"):
a.    Releasor does hereby fully, forever and irrevocably release, discharge and acquit each of (i) Lender, (ii) each and all of its respective affiliates, members, partners, managers, attorneys,

agents and employees, and the respective officers, directors, shareholders, partners, managers, members, attorneys, agents and employees of each and all of the foregoing entities, and (iii) each and all of their respective successors, heirs, and assigns, and any other person or entity now, previously, or hereafter affiliated with any or all of the foregoing entities (Lender, together with each and all said persons and entities shall be collectively referred to as the "Lender Parties" and each a "Lender Party") of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description or character whatsoever, and irrespective of how, why, or by reason of what facts, whether heretofore or now existing, or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery which Borrower and Guarantor, and either of them, now own or hold or have at any time heretofore owned or held or may at any time hereafter own or hold against the Lender Parties, or any of them, by reason of any acts, omissions, facts, transactions, or any circumstances or events whatsoever occurring or existing through the date of this Agreement, each as though fully set forth herein at length (collectively a "Claim" or the "Claims"), including, without limitation, any and all Claims arising from or in connection with, or otherwise related to, the Loan and/or the Loan Documents, and/or the transactions contemplated thereby.
b.    Releasor irrevocably covenants and agrees that Releasor shall forever refrain from initiating, filing, instituting, maintaining or proceeding upon, or encouraging, supporting, advising or voluntarily assisting any other person or entity to initiate, institute, maintain or proceed upon any Claim of any nature whatsoever released in Section 8a above.
c.    As further consideration for this Release, Releasor, for themselves and each and all of their respective successors and assigns, hereby agrees, represents and warrants that the matters released herein are not limited to matters that are known or disclosed, and, as to the Claims released hereby, Releasor hereby irrevocably and unconditionally waives any and all rights and benefits that they or any of them now has, or in the future may have, conferred upon them or any of them by virtue of the provisions of Section 1542 of the Civil Code of the State of California (or any other statute or common law principles of similar effect), which Section provides as follows:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.".
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Borrower's Initials            Guarantor's Initials
d.    Releasor realizes and acknowledges that factual matters now unknown to Releasor may have given or may hereafter give rise to Claims that are presently unknown, unanticipated, and unsuspected, and Releasor further agrees, represents and warrants that this Release has been negotiated and agreed upon in light of that realization and that, except as expressly limited above, Releasor nevertheless hereby intends to irrevocably and unconditionally release, discharge, and acquit the Lender Parties from any such unknown Claims.
e.    It is understood and agreed that the acceptance of delivery of this Release by the Lender Parties shall not be deemed or construed as an admission of liability by any Lender Parties, and each such Lender Party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the within Release.
f.    Releasor acknowledges that it has had full opportunity to review this Agreement, including this Release, with its legal counsel and fully understands all of the terms and provisions hereof, and is fully aware of its content and legal effect. This Release may be pleaded as a full and complete defense to or be used as the basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of this Release. Releasor expressly agrees that any applicable rule of contract interpretation to the effect that ambiguities are to be construed or resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement, including the Release.
g.    The Loan Parties represent and warrant they are the sole and lawful owners of all right, title and interest in and to all of the Claims released hereby and none of the Loan Parties has heretofore assigned or transferred or purported to assign or transfer to any person any such Claim or any portion thereof, and is not aware of any such assignment or transfer or purported assignment or transfer by operation of law, or otherwise. Each Loan Party shall, on behalf of itself and each Releasor, indemnify and hold harmless each Lender Party from and against any Claim (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such assignment or transfer.
9.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.
10.    Inapplicable Provisions. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.    Construction. All references to sections are to sections in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof or thereof. When used in this Agreement, the word "including" shall mean "including but not limited to". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. References herein to any Loan Document include such document as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. The recitals to this Agreement shall be deemed a part hereof and all exhibits and schedules attached hereto, if any, are incorporated herein by reference for all purposes. Whenever the context requires, each gender shall include all other genders.

(Signatures Follow on Next Page)

IN WITNESS WHEREOF, Borrower, Lender and Guarantor have executed this Agreement as of the date first above written.
"Lender"
BUCHANAN MORTGAGE HOLDINGS, LLC,
a Delaware limited liability company

By:	Name: Title:

"Borrower"
3032 WILSHIRE INVESTORS LLC,

a Colorado limited liability company

By:	3032 Wilshire SM LLC,

a Colorado limited liability company

Its: Manager

By:	_________________________

William R. Rothacker

Its: Manager
"Guarantor"

WILLIAM R. ROTHACKER